Exhibit 10.45

Joinder to Term Loan Agreement

The undersigned, Vince, LLC, a Delaware limited liability company, hereby joins in the execution of that certain Term Loan Agreement dated as of October 19, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”) among Kellwood Company, certain of its Domestic Subsidiaries, and each other Domestic Subsidiary that becomes a Borrower thereunder after the date and pursuant to the terms thereof, the financial institutions party thereto from time to time as Lenders and Cerberus Business Finance, LLC, as collateral agent for the Lenders. All capitalized terms not defined herein shall have the meaning assigned to them in the Term Loan Agreement.

By executing this Joinder, the undersigned hereby agrees that it is a Borrower under the Term Loan Agreement and agrees to be bound by all of the terms and provisions thereunder. The undersigned further acknowledges and agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Collateral Agent and the Lenders the prompt payment and performance of all Obligations under the Loan Documents. Concurrently with the execution hereof, the undersigned shall execute and deliver a joinder to the Security Agreement and take such other actions as the Collateral Agent shall require to evidence and perfect a Lien in favor of the Collateral Agent (for the benefit of the Lenders) on the Collateral as contemplated by Section 9.1.9 of the Term Loan Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Joinder this 1st day of September, 2012.

VINCE, LLC

By:	/s/ Adrian Kowalewski
Name:	Adrian Kowalewski
Title:	Chief Financial Officer